                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference on Form S-8 (No. 333-91165) of our report dated February 4, 2000 on the consolidated balance sheets of DCB Financial Corp. (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                               /s/ CROWE, CHIZEK AND COMPANY LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP

Columbus, Ohio
March 24, 2000




                                       63